Exhibit 10.1

AMERIPRISE FINANCIAL

DEFERRED EQUITY PROGRAM

FOR INDEPENDENT FINANCIAL ADVISORS

As Amended and Restated Effective April 23, 2008

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS	1
1.01	“Account Adjustment”	1
1.02	“Advisor”	1
1.03	“Aggregate Vested Balance”	1
1.04	“Amended Distribution Election Form”	1
1.05	“Annual Deferral Account”	1
1.06	“Annual Discretionary Allocation”	1
1.07	“Annual Discretionary Allocation Account”	2
1.08	“Annual Discretionary Allocation Crediting Date”	2
1.09	“Annual Discretionary Allocation Market Value”	2
1.10	“Annual Election Form”	2
1.11	“Annual Enrollment Materials”	2
1.12	“Annual Participant Deferral Percentage”	2
1.13	“Annual Stock Match”	2
1.14	“Annual Stock Match Account”	2
1.15	“Board”	2
1.16	“Change in Control”	2
1.17	“Claimant”	3
1.18	“Code”	3
1.19	“Committee”	3
1.20	“Company”	3
1.21	“Company Stock”	3
1.22	“Disability”	3
1.23	“Distribution Election”	3
1.24	“Distribution Election Form”	3
1.25	“Elected Amount”	3
1.26	“Election Form”	3
1.27	“Eligible Compensation”	3
1.28	“Eligible Financial Advisor”	3
1.29	“ERISA”	4
1.30	“Fair Market Value”	4
1.31	“Financial Planning GDC”	4
1.32	“FINRA”	4
1.33	“Franchise Agreement”	4
1.34	“GDC”	4
1.35	“Newly Eligible Financial Advisor”	4

1.36	“NYSE”	4
1.37	“Participant”	4
1.38	“Participating Company”	4
1.39	“Plan”	5
1.40	“Plan Accounts”	5
1.41	“Plan Entry Date”	5
1.42	“Plan Year”	5
1.43	“Reference Date”	5
1.44	“Return of Excess Deferrals”	5
1.45	“Securities Act”	5
1.46	“Service Period”	5
1.47	“Settlement Date”	5
1.48	“Share Unit”	6
1.49	“Stock Match Crediting Date”	6
1.50	“Stock Match Market Value”	6
1.51	“T & O Plan Account”	6
1.52	“Termination of Franchise Agreement”	6
1.53	“Transition and Opportunity Stock Program”	6
1.54	“Trust”	6
1.55	“Trustee”	6
1.56	“Unforeseeable Emergency”	6
ARTICLE 2	ADMINISTRATION	7
2.01	Committee Duties	7
2.02	Agents, Subcommittees and Delegation of Authority	7
2.03	Binding Effect of Decisions	7
2.04	Indemnity of Committee Members and Others	7
ARTICLE 3	AVAILABLE SHARES	7
3.01	Number of Shares	7
3.02	Character of Shares	7
3.03	Anti-Dilution Adjustment	8
ARTICLE 4	PARTICIPANT DEFERRALS	8
4.01	Eligibility	8
4.02	Deferral Election	8
(a)	Deferral Election	8
(b)	Commencement of Participation	8
(c)	Suspension of Deferrals	9
(d)	Subsequent Election	9

4.03	Distribution Election	10
(a)	Distribution Election	10
(b)	Change to Distribution Election	10
4.04	Annual Deferral Account	10
4.05	Correction of Ineligible Deferrals	11
(a)	Return of Deferrals if Minimum Deferral Threshold Not Met	11
(b)	Return of Excess Deferrals	11
4.06	Vesting	11
4.07	Payment Medium	11
4.08	Payment of Annual Deferral Accounts	11
ARTICLE 5	ANNUAL STOCK MATCHES	12
5.01	Annual Stock Match	12
5.02	Annual Stock Match Account	12
5.03	Vesting	12
5.04	Payment Medium	13
5.05	Payment of Stock Match Accounts	13
ARTICLE 6	ANNUAL DISCRETIONARY ALLOCATIONS	13
6.01	Annual Discretionary Allocation	13
6.02	Annual Discretionary Allocation Account	13
6.03	Vesting	14
6.04	Payment Medium	14
6.05	Payment of Annual Discretionary Allocation Accounts	14
ARTICLE 7	TRANSITION AND OPPORTUNITY STOCK PROGRAM	14
ARTICLE 8	EARNINGS ON PLAN ACCOUNTS	15
8.01	Earnings Crediting	15
8.02	Anti-Dilution Adjustment	15
8.03	Valuation of Plan Accounts Pending Distribution	16
ARTICLE 9	EFFECT OF CERTAIN EVENTS	16
9.01	Death	16
9.02	Disability	16
9.03	Qualified Transition	16
9.04	Other Termination of Franchise Agreement	16
9.05	Termination of Employment	17
9.06	Transfer to Employee Status	17
9.07	Change in Control	17
9.08	Unforeseeable Emergency	17
9.09	Event of Taxation	17
9.10	Plan Termination	18

ARTICLE 10	TERMINATION AND AMENDMENT	18
10.01	Termination	18
10.02	Amendment	18
10.03	Effect of Payment	18
ARTICLE 11	CLAIMS PROCEDURES	19
11.01	Presentation of Claim	19
11.02	Notification of Decision	19
11.03	Review of a Denied Claim	19
11.04	Decision on Review	19
11.05	Arbitration	19
ARTICLE 12	TRUST	20
12.01	Establishment of the Trust	20
12.02	Interrelationship of the Plan and the Trust	20
12.03	Distributions from the Trust	21
ARTICLE 13	MISCELLANEOUS	21
13.01	Status of Plan	21
13.02	Section 409A of the Code	21
13.03	Securities Matters	21
13.04	Unsecured General Creditor	22
13.05	Other Benefits and Agreements	22
13.06	Participating Company’s Liability	22
13.07	Nonassignability	22
13.08	Prior Beneficiary Designations Void	22
13.09	No Right to Service	22
13.10	Furnishing Information	22
13.11	Terms	23
13.12	Captions	23
13.13	Governing Law	23
13.14	Notice	23
13.15	Successors	23
13.16	Spouse’s Interest	23
13.17	Validity	23
13.18	Incompetent	23
13.19	Insurance	24
13.20	Legal Fees to Enforce Rights After Change in Control	24
SCHEDULE A		25

AMERIPRISE FINANCIAL

DEFERRED EQUITY PROGRAM

FOR INDEPENDENT FINANCIAL ADVISORS

As Amended and Restated Effective April 23, 2008

Purpose

The purpose of the Plan is to provide a means for the deferral by Eligible Financial Advisors of Eligible Compensation.  Participation in the Plan shall be limited to Advisors of the Participating Companies, and the Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

Article 1

Definitions

For purposes of the Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the meanings indicated in this Article 1:

1.01                          “Account Adjustment” shall mean an adjustment made to the balance of any Plan Account in accordance with Section 4.05.

1.02                          “Advisor” shall mean an independent contractor who is a party to an effective Franchise Agreement.

1.03                          “Aggregate Vested Balance” shall mean, with respect to the Plan Accounts of any Participant as of a given date, the sum of the amounts that have become vested under all of the Participant’s Plan Accounts in accordance with Sections 4.06, 5.03 and 6.03, Article 9 and the provisions of the applicable Annual Enrollment Materials, as adjusted to reflect all applicable earnings crediting pursuant to Section 8.01, Account Adjustments pursuant to Section 4.05 and all prior withdrawals and distributions.

1.04                          “Amended Distribution Election Form” shall mean the Amended Distribution Election Form required by the Committee to be submitted by a Participant to effect a permitted change in the Distribution Election previously made by the Participant under any Distribution Election Form or prior Amended Distribution Election Form.

1.05                          “Annual Deferral Account” shall mean a notional, bookkeeping account established under the Plan to reflect the amount credited in a Plan Year with respect to a Participant’s elective deferral for such Plan Year in accordance with Section 4.04 and the provisions of the applicable Annual Enrollment Materials, as adjusted to reflect all applicable dividend crediting pursuant to Section 8.01 and Account Adjustments pursuant to Section 4.05.

1.06                          “Annual Discretionary Allocation” shall mean the aggregate amount credited to a Participant in respect of a particular Plan Year pursuant to Section 6.01.

1.07                          “Annual Discretionary Allocation Account” shall mean a notional, bookkeeping account established under the Plan to reflect the amounts credited in a Plan Year with respect to a Participant’s Annual Discretionary Allocations for such Plan Year in accordance with Section 6.01 and the provisions of the applicable Annual Enrollment Materials, as adjusted to reflect all applicable earnings crediting pursuant to Section 8.01.

1.08                          “Annual Discretionary Allocation Crediting Date” shall mean with respect to any Annual Discretionary Allocation, the date used to determine the Annual Discretionary Allocation Market Value of a share of Company Stock for purposes of determining the number of Share Units to be credited to a Participant’s Annual Discretionary Allocation Account, which date shall be the date specified by the Committee for the crediting of that Annual Discretionary Allocation.

1.09                          “Annual Discretionary Allocation Market Value” of a share of Company Stock with respect to an Annual Discretionary Allocation shall mean the Fair Market Value thereof on the Annual Discretionary Allocation Crediting Date.

1.10                          “Annual Election Form” shall mean the Annual Election Form required by the Committee to be submitted by a Participant in connection with the Participant’s Annual Participant Deferral Percentage election with respect to a given Plan Year.

1.11                          “Annual Enrollment Materials” shall mean, for any Plan Year, the Annual Election Form, the Distribution Election Form and any other forms, documents or materials concerning the terms of any Participant deferral of Eligible Compensation, any Annual Stock Match and any Annual Discretionary Allocation for such Plan Year.

1.12                          “Annual Participant Deferral Percentage” shall mean the percentage of Eligible Compensation a Participant elects to defer in respect of a particular Plan Year pursuant to Section 4.02.

1.13                          “Annual Stock Match” shall mean the aggregate amount credited to a Participant in respect of a particular Plan Year pursuant to Section 5.02.

1.14                          “Annual Stock Match Account” shall mean a notional, bookkeeping account established under the Plan to reflect the amount credited in a Plan Year with respect to a Participant’s Annual Stock Match for such Plan Year in accordance with Section 5.02 and the provisions of the applicable Annual Enrollment Materials, as adjusted to reflect all applicable earnings crediting pursuant to Section 8.01.

1.15                          “Board” shall mean the board of directors of the Company.

1.16                          “Change in Control” shall mean any transaction or series of transactions that constitutes a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, in each case within the meaning of Section 409A of the Code.

1.17                          “Claimant” shall have the meaning set forth in Section 11.01.

1.18                          “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

1.19                          “Committee” shall mean the Compensation and Benefits Committee of the Board or such other committee designated by the Board to administer the Plan.  Any reference herein to the Committee shall be deemed to include any person or subcommittee to whom any duty of the Committee has been delegated pursuant to Section 2.02.

1.20                          “Company” shall mean Ameriprise Financial, Inc., a Delaware corporation, and any successor to all or substantially all of its assets or business.

1.21                          “Company Stock” shall mean the common stock, par value $0.01 per share, of the Company.

1.22                          “Disability” shall mean, with respect to a Participant, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.  In making its determination, the Committee shall be guided by the prevailing authorities applicable under Section 409A of the Code.

1.23                          “Distribution Election” shall mean an election made in accordance with Section 4.03.

1.24                          “Distribution Election Form” shall mean the Distribution Election Form required by the Committee to be submitted by a Participant with respect to a Distribution Election for a given Plan Year.

1.25                          “Elected Amount” shall mean the aggregate amount a Participant elects to defer in respect of a particular Plan year pursuant to Section 4.02.

1.26                          “Election Form” shall mean, with respect to any Annual Deferral Account, the Annual Election Form, and the Distribution Election Form or the Amended Distribution Election Form last submitted by the Participant, with respect to that Annual Deferral Account.

1.27                          “Eligible Compensation” shall mean, for any Plan Year, the Financial Planning GDC or other items of compensation designated by the Committee in the applicable Annual Enrollment Materials as eligible for deferral under the Plan for such Plan Year.

1.28                          “Eligible Financial Advisor” shall mean an Advisor who meets eligibility criteria established by the Committee to participate in the Plan for a given Plan Year.

1.29                          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.

1.30                          “Fair Market Value” of a share of Company Stock on a given date shall mean the per-share closing price of Company Stock as reported on the NYSE composite tape on such date, or, if there is no such reported sale price of Company Stock on the NYSE composite tape on such date, then the per-share closing price of Company Stock as reported on the NYSE composite tape on the last previous day on which sale price was reported on the NYSE composite tape.  If at any time the Company Stock is no longer listed or traded on the NYSE, the Fair Market Value of a share of Company Stock shall be calculated in such manner as may be determined by the Committee from time to time.

1.31                          “Financial Planning GDC” shall mean GDC from any financial plan account governed by an ADV that requires an annual written deliverable.

1.32                          “FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

1.33                          “Franchise Agreement” shall mean an Independent Advisor Business Franchise Agreement, including all addenda and amendments thereto, entered into between a Participating Company and an Advisor.

1.34                          “GDC” shall mean a Participant’s gross dealer concessions which shall be expressed in U.S. dollars.

1.35                          “Newly Eligible Financial Advisor” shall mean an Advisor who becomes eligible to participate in the Plan during a Plan Year and who has not previously participated in the Plan or an elective account-balance deferred compensation arrangement (as defined for purposes of Section 409A of the Code) of the Company or a Participating Company, as determined by the Committee and to the extent permissible under Section 409A of the Code.  An Advisor shall become a Newly Eligible Financial Advisor as of the Plan Entry Date immediately following such Advisor’s satisfaction of the Plan’s eligibility criteria, including the selection of such Advisor as an Eligible Financial Advisor by the Committee.

1.36                          “NYSE” shall mean the New York Stock Exchange.

1.37                          “Participant” shall mean any Eligible Financial Advisor who commences participation in the Plan and whose participation in the Plan has not terminated.  A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.38                          “Participating Company” shall mean, as applicable, the Company or any of its subsidiaries listed on Schedule A attached hereto, as such Schedule A may be amended by the Committee, in its sole discretion, from time to time.

1.39                          “Plan” shall mean the Ameriprise Financial Deferred Equity Program for Independent Financial Advisors, which shall be evidenced by this instrument and by the Annual Enrollment Materials, as they may be amended from time to time.

1.40                          “Plan Accounts” shall mean the Annual Deferral Accounts, the Annual Stock Match Accounts, the Annual Discretionary Allocation Accounts and the T & O Accounts established under the Plan.

1.41                          “Plan Entry Date” shall mean, with respect to a Newly Eligible Financial Advisor, the date during a Plan Year as of which the Newly Eligible Financial Advisor becomes eligible to participate in the Plan.  The Plan Entry Dates for a Plan Year shall be determined by the Committee.

1.42                          “Plan Year” shall mean a period with a duration defined by the Committee from time to time under the Plan.  Each Plan Year must be designated by the Committee on or before the December 31 of the calendar year preceding the calendar year in which the Plan Year commences, and in accordance with the requirements of Section 409A.

1.43                          “Reference Date” shall mean the date used to determine the Fair Market Value of a share of Company Stock for purposes of determining the number of Share Units to be credited to a Participant’s Plan Accounts, which date shall be, unless otherwise determined by the Committee and approved by the Board:  (a) with respect to dividend payments, the date dividends are paid on Company Stock; (b) with respect to the Elected Amounts, the last trading day prior to and including the last day of a given Service Period; and (c) with respect to any payments pursuant to Section 4.05(b), the last trading day of the January that includes the last day of the Plan Year to which the relevant deferrals relate.

1.44                          “Return of Excess Deferrals” shall mean the amount withheld from a Participant’s Eligible Compensation and credited to his or her Annual Deferral Account during the Plan Year in excess of the Participant’s Elected Amount or the Maximum Deferral Limit to be paid to the Participant by a Participating Company in accordance with Section 4.05(b).

1.45                          “Securities Act” shall mean the Securities Act of 1933, as amended, and all regulations, interpretations and administrative guidance issued thereunder.

1.46                          “Service Period” shall mean the service periods within a Plan Year, the first of which begins on the first day of such Plan Year, established by the Committee for the crediting of Share Units during such Plan Year.

1.47                          “Settlement Date” shall mean, unless otherwise determined by the Committee, the date on which shares of Company Stock shall be delivered or cash paid in settlement of Share Units or distribution of a Plan Account in accordance with Section 4.08, 5.05 or 6.05, or Article 9.

1.48                          “Share Unit” shall mean a unit credited to a Participant’s Plan Accounts in accordance with the terms and conditions of the Plan.  Subject to adjustment pursuant to Section 8.02, each Share Unit shall represent the right to receive a share of Company Stock or the value thereof at the time or times designated in the Plan.

1.49                          “Stock Match Crediting Date” shall mean with respect to any Plan Year, the date used to determine the Stock Match Market Value of a share of Company Stock for purposes of determining the number of Share Units to be credited in respect of such Plan Year to a Participant’s Annual Stock Match Account, which date shall be, unless otherwise determined by the Committee, the last trading day of February following the end of the applicable Plan Year.

1.50                          “Stock Match Market Value” of a share of Company Stock with respect to an Annual Stock Match shall mean the Fair Market Value thereof on the Stock Match Crediting Date.

1.51                          “T & O Plan Account” shall mean the account to which amounts received and adjusted pursuant to the terms of the Transition and Opportunity Stock Program have been credited.

1.52                          “Termination of Franchise Agreement” shall mean, with respect to a Participant, the termination of such Participant’s Franchise Agreement and the subsequent provision of all services to a Participating Company or any of their affiliates, if applicable, voluntarily or involuntarily, under circumstances that constitute a “separation from service” for purposes of Section 409A of the Code.  For purposes of the payment provisions of Sections 4.08, 5.05 and 6.05, and Article 9, a Participant who transfers to employment status will not be deemed to have a “Termination of Franchise Agreement” (unless such transfer constitutes a “separation from service” for purposes of Section 409A of the Code because of the level of services to be rendered by the Participant as an employee) until the Participant’s employment with the Company and any Participating Company terminates under circumstances that constitute a “separation from service” for purposes of Section 409A of the Code.

1.53                          “Transition and Opportunity Stock Program” shall mean the one-time stock bonus program offered by the Company in 2005 to Eligible Financial Advisors.

1.54                          “Trust” shall mean the trust established in accordance with Article 12.

1.55                          “Trustee” shall mean the trustee of the Trust.

1.56                          “Unforeseeable Emergency” shall mean, with respect to a Participant, a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  In making its determination, the

Committee shall be guided by the prevailing authorities applicable under Section 409A of the Code.

Article 2

Administration

2.01                           Committee Duties.  This Plan shall be administered by the Committee.  The Committee shall also have the discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan, and (b) decide or resolve any and all questions including interpretations of the Plan, as may arise in connection with the Plan.  When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

2.02                           Agents, Subcommittees and Delegation of Authority.  In the administration of the Plan, the Committee may, from time to time, employ or designate agents, including officers of the Company, or a subcommittee of the Committee, and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Participating Company.

2.03                           Binding Effect of Decisions.  The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

2.04                           Indemnity of Committee Members and Others.  All Participating Companies shall indemnify and hold harmless each member of the Committee, and any designee, agent or member of a subcommittee to whom duties of the Committee have been delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to the Plan, except in the case of willful misconduct by the Committee or any of its members or any such designee, agent or subcommittee member.

Article 3

Available Shares

3.01                           Number of Shares.  Subject to adjustment as provided in Section 3.03, a total of 8,500,000 shares of Company Stock shall be authorized for issuance under the Plan.  For purposes of counting shares against the share reserves under this Section 3.01, credits of Share Units to Plan Accounts will be counted against the reserve on the date of crediting based on the number of Share Units so credited.  If any Share Units credited to Plan Accounts are forfeited or otherwise terminate without issuance of shares of Company Stock, or any Share Units are settled for cash or otherwise do not result in the issuance of all or a portion of the shares of Company Stock, such shares of Company Stock shall, to the extent of such forfeiture, termination, cash settlement or non-issuance, will again be available for issuance under the Plan.

3.02                           Character of Shares.  Any shares of Company Stock issued under the Plan shall consist solely of either shares of Company Stock repurchased by the Company or treasury shares of Company Stock.

3.03         Anti-Dilution Adjustment.  In the event of any change in the outstanding shares of Company Stock by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination, subdivision or exchange of shares, a sale by the Company of all or part of its assets, any distribution to stockholders other than a normal cash dividend, or other extraordinary or unusual event, the Committee shall make such adjustment in the class and aggregate number of shares that may be delivered under the Plan as described in Section 3.01 as may be determined to be appropriate by the Committee, and such adjustments shall be final, conclusive and binding for all purposes of the Plan.  Any adjustment or substitution under this Section 3.03 shall conform to the requirements of Section 409A of the Code.

Article 4

Participant Deferrals

4.01         Eligibility.  The Committee shall have sole discretion to determine in respect of each Plan Year, in accordance with the requirements of Section 409A of the Code:  (a) the Eligible Financial Advisors for the Plan Year who shall be permitted to defer Elected Amounts; (b) the items of Eligible Compensation which may be the subject of any Elected Amount for the Plan Year; (c) a minimum amount or percentage of Eligible Compensation in order to effectuate the deferrals requested by a Participant for the Plan Year (the “Minimum Deferral Threshold”); (d) a maximum amount or percentage of Eligible Compensation eligible for deferral by a Participant for a Plan Year (the “Maximum Deferral Limit”); and (e) any other terms and conditions applicable to the Elected Amount.  The Committee’s selection of an Eligible Financial Advisor who is permitted to defer Elected Amounts in respect of a particular Plan Year will not entitle that Advisor to defer Elected Amounts for any subsequent Plan Year, unless such Advisor is again selected by the Committee to defer Elected Amounts for such subsequent Plan Year.

4.02         Deferral Election.

(a)                                  Deferral Election.  To the extent permitted by the Committee and subject to the terms and conditions provided by the Committee, an Eligible Financial Advisor for a given Plan Year may make an election to defer a percentage of his or her Eligible Compensation for such Plan Year (the “Annual Participant Deferral Percentage”).  As a condition to being eligible to defer an Elected Amount for any Plan Year, each Eligible Financial Advisor shall complete and return to the Committee or its designated agent an Annual Election Form, a Distribution Election Form and any other form required by the Committee at the time, and in accordance with the terms and conditions, as the Committee may establish from time to time, and in accordance with the requirements of Section 409A of the Code.  The Committee may in its discretion permit a Newly Eligible Financial Advisor to complete and return to the Committee or its designated agent an Annual Election Form, a Distribution Election Form and any other form required by the Committee within 30 days of the immediately following Plan Entry Date.  If an election is made for more than the Maximum Deferral Limit, the amount or percentage deferred shall be equal to the Maximum Deferral Limit determined by the Committee.

(b)                                 Commencement of Participation.  Provided an Eligible Financial Advisor in respect of a particular Plan Year has met all enrollment requirements set forth in the Plan and any other requirements imposed by the Committee, including submitting all Enrollment Forms to the Committee within the specified time period, the Eligible Financial Advisor’s designated deferrals with respect to such Plan Year shall commence as of the first day of the particular Plan Year (or in the case of a Newly Eligible Financial Advisor, as of the date such Eligible Employee’s Enrollment Forms are received by the Committee or its designated agent, but no later than 30 days following the Plan Entry Date on which such Eligible Financial Advisor first became eligible to participate in the Plan, provided that such Annual Deferral Election shall apply only with respect to compensation earned for services performed subsequent to the time such enrollment forms are received by the Committee or its designated agent).  If an Eligible Financial Advisor fails to meet all such requirements within the specified time period with respect to a Plan Year, such Eligible Financial Advisor shall not be eligible to defer an Elected Amount respect to such Plan Year.

(c)                                  Suspension of Deferrals.

(i)                                     Unforeseeable Emergencies.  If a Participant experiences an Unforeseeable Emergency, the Participant may petition the Committee to suspend any deferrals required to be made by the Participant.  A petition shall be made on the form required by the Committee to be used for such request and shall include all financial information requested by the Committee in order to make a determination on such petition, as determined by the Committee in its sole discretion.  The Committee shall determine, in its sole discretion, whether to approve the Participant’s petition.  If the petition for a suspension is approved, suspension shall take effect upon the date of approval.  Notwithstanding the foregoing, the Committee shall not have any right to approve a request for suspension of deferrals if such approval (or right to approve) would cause the Plan to fail to comply with, or cause a Participant to be subject to a tax under the provisions of Section 409A of the Code.

(ii)                                  Disability.  From and after the date that a Participant is deemed to have suffered a Disability, any standing deferral election of the Participant shall automatically be suspended and no further deferrals shall be made with respect to the Participant.

(iii)                               Resumption of Deferrals.  If deferrals by a Participant have been suspended during a Plan Year due to an Unforeseeable Emergency or a Disability, the Participant will not be eligible to make any further deferrals in respect of that Plan Year.  The Participant may be eligible to make deferrals for subsequent Plan Years provided the Participant is selected to make deferrals for such subsequent Plan Years and the Participant complies with the election requirements under the Plan.

(d)                                 Subsequent Election.  The Enrollment Forms submitted by a Participant in respect of a particular Plan Year will not be effective with respect to any subsequent Plan Year.  If an Eligible Financial Advisor is eligible to participate in the Plan for a subsequent Plan Year and the required Enrollment Forms are not timely delivered for the subsequent Plan Year, the Participant shall not be eligible to defer an Elected Amount with respect to such subsequent Plan Year.

4.03         Distribution Election.

(a)                                  Distribution Election.  The Participant shall make a Distribution Election at the time he or she completes his or her Annual Election Form with respect to a given Plan Year as to the time and form (lump sum or installments) of the distribution of the Participant’s Plan Accounts for that Plan Year, within the options permitted under the Annual Enrollment Materials for that Plan Year.

(b)                                 Change to Distribution Election.  Subject to any restrictions that may be imposed by the Committee, a Participant may amend his or her Distribution Election with respect to any Plan Account by completing and submitting to the Committee or its designated agent within such time frame as the Committee may designate, an Amended Distribution Election Form; provided, however, that such Amended Distribution Election Form (i) is submitted no later than a date specified by the Committee in accordance with the requirements of Section 409A of the Code, (ii) shall not take effect until 12 months after the date on which such Amended Distribution Election Form becomes effective, and (iii) specifies a new distribution date (or a new initial distribution date in the case of installment distributions) that is no sooner than five years after the original distribution date (or the original initial distribution date in the case of installment distributions), or such later date specified by the Committee.  To the extent permitted by the Committee and subject to any restrictions that may be imposed by the Committee, a Participant may amend his or her Distribution Election to change the distribution method from a lump sum to installments or from installments to a lump sum.

4.04         Annual Deferral Account.

(a)                                  The aggregate amount that the Participant elected to defer prior to the commencement of a given Plan Year based on the Participant’s Annual Participant Deferral Percentage multiplied by the Participant’s aggregated Eligible Compensation earned for such Plan Year (the “Elected Amount”) will be credited to the Participant’s Annual Deferral Account.  A separate Annual Deferral Account shall be established and maintained for each Participant’s deferrals with respect to a given Plan Year

(b)                                 A Participant’s Elected Amount will be credited to his or her Annual Deferral Account during the Plan Year on the Reference Date for each Service Period in the form of Share Units.  Commencing in the Plan Year that begins in calendar year 2006 and subject to adjustment pursuant to the provisions of Sections 4.05 and 8.01, the number of Share Units to be credited with respect to a Service Period shall be determined in accordance with the following formula:  the quotient of (A) the product of (i) the Participant’s Annual Participant Deferral Percentage multiplied by (ii) the Participant’s Eligible Compensation for such Service Period, divided by (B) the Fair Market Value of a share of Company Stock on the Reference Date for such Service Period.  Fractional Share Units, if any, will be credited to the Participant’s Annual Deferral Account and rounded to three decimal places.  A separate Annual Deferral Account shall be established and maintained for each Participant for each Plan Year.  The Committee may, but is not required to, make available other investment benchmarks from time to time to measure the value of a Participant’s Annual Deferral Accounts.

4.05         Correction of Ineligible Deferrals.

(a)                                  Return of Deferrals if Minimum Deferral Threshold Not Met.  Whether a Participant has met the Minimum Deferral Threshold will be determined by the Committee on the last day of the applicable Plan Year and will be based on an objective standard.  If a Participant has not meet the Minimum Deferral Threshold for a given Plan Year, the value of the Share Units credited during such Plan Year pursuant to a Participant’s Elected Amount (including any dividends credited on the Participant’s Elected Amount during such Plan Year) will be distributed to the Participant in cash based on the Fair Market Value of Company Stock at the time the distribution is processed, but in any case no later than the March 15 immediately following the Plan Year to which such deferrals relate.

(b)                                 Return of Excess Deferrals.  On the last day of each Plan Year, the Committee shall determine the amount of Eligible Compensation earned by each Participant in respect of such Plan Year.  If the amount withheld from a Participant’s Eligible Compensation and credited to his or her Annual Deferral Account during the Plan Year is more than the Participant’s Elected Amount or the Maximum Deferral Limit, the Company will, or will cause a Participating Company to:  (i) distribute to the Participant a lump sum cash payment equal to the excess of the amount withheld from a Participant’s Eligible Compensation and credited to his or her Annual Deferral Account during the Plan Year over the Participant’s Elected Amount, or the excess of the amount withheld from a Participant’s Eligible Compensation and credited to his or her Annual Deferral Account during the Plan Year over the Maximum Deferral Limit; and (ii) debit the Participant’s Annual Deferral Account for that Plan Year by a number of Share Units determined by dividing (A) the Return of Excess Deferrals by (B) the Fair Market Value on the applicable Reference Date.  Any such distribution will be made no later than the March 15 immediately following the end of the Plan Year to which such deferrals relate.

4.06         Vesting.  A Participant shall be vested in his or her Annual Deferral Account in respect of each given Plan Year as set forth in the Annual Enrollment Materials for such Plan Year.  The vesting terms of Annual Deferral Accounts set forth in the Annual Enrollment Materials shall be established by the Committee in its sole discretion and may vary for each Participant, for each type of account and for each Plan Year.  As of the date of a Participant’s Termination of Franchise Agreement (including a termination for Cause as defined in Section 17 of the Franchise Agreement), the amounts credited to the Participant’s Annual Deferral Accounts shall be reduced by the amount which has not become vested in accordance with the vesting provisions set forth below and in the Annual Enrollment Materials applicable to such Annual Deferral Account, and such unvested amounts shall be forfeited by the Participant.  Notwithstanding anything to the contrary contained in the Plan or any Annual Enrollment Materials, the Committee shall have the authority, exercisable in its sole discretion, to accelerate the vesting of any amounts credited to any Annual Deferral Account of any Participant.

4.07         Payment Medium.  The distribution of a Participant’s Annual Deferral Accounts shall be paid in Company Stock; provided, however, any fractional Share Units shall be paid in cash.

4.08         Payment of Annual Deferral Accounts.  Except as otherwise provided by Article 9, a Participant’s Annual Deferral Account for a given Plan Year shall be distributed in accordance with the Participant’s Distribution Election for such Annual Deferral Account in effect at the time of distribution.

Article 5

Annual Stock Matches

5.01                           Annual Stock Match.  The Committee shall have sole discretion to determine in respect of each Plan Year and each Participant:  (a) whether any Annual Stock Match shall be made; (b) the Participant(s) who shall be entitled to such Annual Stock Match; (c) the amount of such Annual Stock Match, which shall be expressed as a percentage of the Participant’s Elected Amount, less the amount of Return of Excess Deferrals, if any, under Section 4.05(b) (the “Match Amount”); and (d) any other terms and conditions applicable to such Annual Stock Match.  The Committee’s selection of an Eligible Financial Advisor who is entitled to receive an Annual Stock Match in respect of a particular Plan Year will not entitle that Advisor to receive an Annual Stock Match for any subsequent Plan Year, unless such Advisor is again selected by the Committee to receive an Annual Stock Match for such subsequent Plan Year.  If an Eligible Financial Advisor fails to meet the requirements for an Annual Stock Match with respect to a Plan Year, such Eligible Financial Advisor shall not be eligible to receive an Annual Stock Match with respect to such Plan Year.

5.02                           Annual Stock Match Account.  If a Participant meets the Minimum Eligible Compensation Requirement (as described in Section 4.01(c)) for a Plan Year, the Committee may credit.  If a Participant receives an Annual Stock Match in a Plan Year, the Participant’s Annual Stock Match Account will be credited with the Match Amount on the Stock Match Crediting Date.  A separate Annual Stock Match Account shall be established and maintained for each Participant and each Annual Stock Match.  The number of Share Units to be credited for such Plan Year on the Stock Match Crediting Date shall be equal to the quotient of:  (A) the Match Amount, divided by (B) the Stock Match Market Value of a share of Company Stock.  Fractional Share Units, if any, will be credited to the Participant’s Annual Stock Match Account and rounded to three decimal places.  The Committee may, but is not required to, make available other investment benchmarks from time to time to measure the value of a Participant’s Annual Stock Match Accounts.

5.03                           Vesting.  A Participant shall be vested in his or her Annual Stock Match Account in respect of each given Plan Year as set forth in the Annual Enrollment Materials for such Plan Year.  The vesting terms of Annual Stock Match Accounts set forth in the Annual Enrollment Materials shall be established by the Committee in its sole discretion and may vary for each Participant, for each type of account and for each Plan Year.  As of the date of a Participant’s Termination of Franchise Agreement (including a termination for Cause as defined in Section 17 of the Franchise Agreement), the amounts credited to the Participant’s Stock Match Accounts shall be reduced by the amount which has not become vested in accordance with the vesting provisions set forth below and in the Annual Enrollment Materials applicable to such Stock Match Account, and such unvested amounts shall be forfeited by the Participant.  Notwithstanding anything to the contrary contained in the Plan or any Annual Enrollment Materials, the Committee shall have the authority, exercisable in its sole discretion, to accelerate the vesting of any amounts credited to any Annual Stock Match Account of any Participant.

5.04                           Payment Medium.  The distribution of a Participant’s Stock Match Account for a given Plan Year shall be paid in Company Stock or in cash, in the sole discretion of the Participant; provided, however, if a Participant elects to receive payment in Company Stock, any fractional Share Units shall be paid in cash.  A Participant’s election to receive the distribution of his or her Stock Match Account, if any, for a given Plan Year shall be made in the Annual Enrollment Materials for that Plan Year or in such other manner permitted by the Committee.  If a Participant does not elect the payment medium for his or her Stock Match Account for a given Plan, the Participant will be deemed to have elected to receive the distribution of such Stock Match Account in Company Stock.

5.05                           Payment of Stock Match Accounts.  Except as otherwise provided by Article 9, if a Participants elects to have the distribution of the Stock Match Account for a given Plan Year to be paid in cash, each portion of such Stock Match Account shall be distributed as soon as practicable following the vesting of that portion of the Stock Match Account, but in no event later than March 15 of the calendar year immediately following the calendar year in which that portion vests.  If a Participants elects to have the distribution of the Stock Match Account for a given Plan Year to be paid in Company Stock, such Stock Match Account shall be distributed at the same time as the Participant’s Annual Deferral Account for that Plan Year.

Article 6

Annual Discretionary Allocations

6.01                           Annual Discretionary Allocation.  A Participant may be credited with one or more other discretionary allocations in respect of any Plan Year, expressed as either a flat dollar amount or as a percentage of one or more items of the Participant’s Eligible Compensation for the Plan Year, or any combination of the foregoing (the “Annual Discretionary Allocation Amount”).  The Committee shall have sole discretion to determine in respect of each Plan Year and each Participant:  (a) whether any Annual Discretionary Allocation shall be made; (b) when any Annual Discretionary Allocation shall be made; (c) the Participant(s) who shall be entitled to such Annual Discretionary Allocation; (d) the amount of such Annual Discretionary Allocation; and (e) any other terms and conditions applicable to such Annual Discretionary Allocation.  The Committee’s selection of an Eligible Financial Advisor to receive an Annual Discretionary Allocation in respect of a particular Plan Year will not entitle that Advisor to receive an Annual Discretionary Allocation for any subsequent Plan Year, unless such Advisor is again selected by the Committee to receive an Annual Discretionary Allocation for such subsequent Plan Year.

6.02                           Annual Discretionary Allocation Account.  If the Committee determines to credit a Participant with an Annual Discretionary Allocation in a Plan Year, the number of Share Units to be credited for such Plan Year with effect on the Annual Discretionary Allocation Crediting Date shall be equal to the quotient of:  (A) the Annual Discretionary Allocation Amount, divided by (B) the Annual Discretionary Allocation Market Value of a share of Company Stock.  Fractional Share Units, if any, will be credited to the Participant’s Annual Discretionary Allocation Account and rounded to three decimal places.  A separate Annual Discretionary Allocation Account shall be established and maintained for each Participant and the Annual Discretionary Allocations made during each Plan Year.  The Committee may, but is not required to, make available other investment benchmarks from time to time to measure the value of a Participant’s Annual Discretionary Allocation Accounts.

6.03                           Vesting.  A Participant shall be vested in his or her Annual Discretionary Allocation Account in respect of each given Plan Year as set forth in materials establishing the Annual Discretionary Allocation(s) for such Plan Year.  The vesting terms of Annual Discretionary Allocation Accounts shall be established by the Committee in its sole discretion and may vary for each Participant, for each type of account and for each Plan Year.  As of the date of a Participant’s Termination of Franchise Agreement (including a termination for Cause as defined in Section 17 of the Franchise Agreement), the amounts credited to the Participant’s Annual Discretionary Allocation Accounts shall be reduced by the amount which has not become vested in accordance with the vesting provisions set forth below and in the Annual Enrollment Materials applicable to such Annual Discretionary Allocation Account, and such unvested amounts shall be forfeited by the Participant.  Notwithstanding anything to the contrary contained in the Plan or any materials establishing an Annual Discretionary Allocation, the Committee shall have the authority, exercisable in its sole discretion, to accelerate the vesting of any amounts credited to any Annual Discretionary Allocation Account of any Participant.

6.04                           Payment Medium.  The distribution of a Participant’s Annual Discretionary Allocation Account for a given Plan Year shall be paid in Company Stock or in cash, in the sole discretion of the Participant; provided, however, if a Participant elects to receive payment in Company Stock, any fractional Share Units shall be paid in cash.  A Participant’s election to receive the distribution of his or her Annual Discretionary Allocation Account for a given Plan Year shall be made by the end of the Plan Year in which the Annual Discretionary Allocation is made, in the Annual Enrollment Materials for the following Plan Year or in such other manner permitted by the Committee.  If a Participant does not elect the payment medium for his or her Annual Discretionary Allocation Account for a given Plan, the Participant will be deemed to have elected to receive the distribution of such Annual Discretionary Allocation Account in Company Stock.

6.05                           Payment of Annual Discretionary Allocation Accounts.  Except as otherwise provided by Article 9, a Participant’s Annual Discretionary Allocation Account for a given Plan Year shall be distributed at the time specified by the Committee at the time it first made an Annual Discretionary Allocation for that Plan Year.  If the Committee does not specify the time for a Participant’s Annual Discretionary Allocation Account for a given Plan Year to be distributed, such Annual Discretionary Allocation Account shall be distributed at the same time as the Participant’s Annual Deferral Account for that Plan Year.  If the Committee does not specify the time for a Participant’s Annual Discretionary Allocation Account for a given Plan Year to be distributed and the Participant does not have an Annual Deferral Account for that Plan Year, each portion of such Annual Discretionary Allocation Account shall be distributed as soon as practicable following the vesting of that portion of the Annual Discretionary Allocation Account, but in no event later than March 15 of the calendar year immediately following the calendar year in which that portion vests.

Article 7

Transition and Opportunity Stock Program

The Company established a T & O Plan Account under the Plan for each Advisor who received a transition and opportunity stock bonus pursuant to the terms of the Transition and Opportunity Stock Program, and credited all transition and opportunity bonus amounts to the respective T & O Plan Accounts.  T & O Plan Accounts will be distributed to participating Advisors pursuant to the terms of the Transition and Opportunity Stock Program.  The T & O Plan Accounts are not eligible to receive dividends.  The distribution of a Participant’s T & O Account shall be paid pursuant to the terms of the Transition and Opportunity Stock Program.

Article 8

Earnings on Plan Accounts

8.01         Earnings Crediting.

(a)                                  A Participant shall, from time to time during such Participant’s period of participation under the Plan, including during the period following the Participant’s Termination of Franchise Agreement and until the Settlement Date, have credited to each of his or her Annual Deferral Accounts, and his or her Stock Match Accounts and Annual Discretionary Allocation Accounts for which the Committee has not specified an investment benchmark other than Share Units, on the applicable Reference Date with respect to dividend payments with additional Share Units, the number of which shall be equal to the quotient determined by dividing:  (A) the product of (i) 100% of each dividend declared and paid by the Company on the Company Stock on a per share basis and (ii) the number of Share Units recorded in the Participant’s Annual Deferral Accounts, and his or her Stock Match Accounts and Annual Discretionary Allocation Accounts for which the Committee has not specified an investment benchmark other than Share Units (other than the Participant’s T & O Plan Account) on the record date for the payment of any such dividend, by (B) the Fair Market Value of a share of Company Stock on the Reference Date for such dividend, in each case, with fractions computed to three decimal places.

(b)                                 With respect to the Stock Match Accounts and Annual Discretionary Allocation Accounts for which the Committee has specified an investment benchmark other than Share Units, a Participant shall, from time to time during such Participant’s period of participation under the Plan, including during the period following the Participant’s Termination of Franchise Agreement and until the Settlement Date, have credited to each of such Stock Match Accounts and Annual Discretionary Allocation Accounts earnings in accordance with the applicable investment benchmark.

8.02         Anti-Dilution Adjustment.  In the event of a change in the outstanding shares of Company Stock by reason of any change in corporate capitalization, such as a stock split or dividend, or a corporate transaction, such as any merger of the Company into another corporation, any consolidation of two or more corporations into another corporation, any separation of a corporation (including a spin-off or other distribution of stock or property by a corporation), any reorganization of a corporation (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation by the Company, the Committee shall make such adjustment in the class and number of Share Units credited to Participants’ Plan Accounts to reflect any such change as may be determined to be appropriate by the Committee, and such adjustments shall be final, conclusive and binding for all purposes of the Plan.  Any adjustments or substitutions under this Section 8.02 shall conform to the requirements of Section 409A of the Code.

8.03                           Valuation of Plan Accounts Pending Distribution.  To the extent that the distribution of any portion of any Plan Account is deferred, whether pursuant to the terms of the Plan or any Annual Enrollment Materials, or for any other reason, any amounts remaining to the credit of a Plan Account shall continue to be adjusted to reflect all applicable earnings crediting pursuant to Section 8.01.

Article 9

Effect of Certain Events

9.01                           Death.  In the case of a Participant’s death, all amounts credited to the Plan Accounts of the affected Participant shall be 100% vested.  Notwithstanding anything to the contrary in a Participant’s Distribution Election or otherwise, if a Participant dies before he or she has received a complete distribution of his or her Aggregate Vested Balance, the Participant’s estate shall receive the Participant’s Aggregate Vested Balance, which shall be payable to the Participant’s estate in a lump sum to be made within 90 days of the date on which the Committee is notified in writing of the Participant’s death.

9.02                           Disability.  In the case of a Participant’s Disability, all amounts credited to the Plan Accounts of the affected Participant shall be 100% vested.  Notwithstanding anything to the contrary in a Participant’s Distribution Election or otherwise, a Participant suffering a Disability shall receive the Aggregate Vested Balance of his or her Plan Accounts, which shall be paid in a lump sum within 90 days of the Committee’s determination that the Participant has a Disability.

9.03                           Qualified Transition.  In the case of a Qualified Transition by a Participant, such Participant’s Plan Accounts shall be immediately 100% vested.  Notwithstanding anything to the contrary in a Participant’s Distribution Election or otherwise, in the event of a Participant’s Qualified Transition, the balance of the Participant’s Plan Accounts will be paid out in either a lump sum, or substantially equivalent annual installments, as specified by the Participant in his or her Distribution Election, in each case commencing, in accordance with administrative guidelines determined by the Committee, on March 31st of the year following the year of the Participant’s Qualified Transition.  “Qualified Transition” shall mean, with respect to a Participant:  (a) the transfer of 100% of such Participant’s interest in his or her Individual Financial Advisor Business (as such term is defined in the Franchise Agreement) and in all client accounts; (b) the Participant’s Termination of Franchise Agreement; (c) the Participant satisfies any terms imposed by the Committee regarding a Qualifying Transition, including, but not limited to, the satisfaction of an age and years of service requirement; and (d) the Participant remits to the Company a signed non-competition and non-solicitation and general release provided by the Company.

9.04                           Other Termination of Franchise Agreement.  Notwithstanding anything to the contrary in a Participant’s Distribution Election or otherwise, in the event of a Participant’s Termination of Franchise Agreement for any reason other than a Qualified Distribution, Disability or death, the portion of the Participant’s Aggregate Vested Balance will be paid out in either a lump sum, or substantially equivalent annual installments, as specified by the Participant in his or her Distribution Election, in each case commencing, in accordance with administrative guidelines determined by the Committee, on the March 31st of the year following the year of the Participant’s Termination of Franchise Agreement.

9.05                           Termination of Employment.  In the event a Participant transfers to employee status by becoming an employee of the Company or any Participating Company, the Participant’s Plan Accounts will be paid to the Participant, to the extent not yet paid, in accordance with the Participant’s Distribution Election Forms, upon the Participant’s “separation from service” (for purposes of Section 409A of the Code).

9.06                           Transfer to Employee Status.  In the event a Participant transfers to employee status by becoming an employee of the Company or any Participating Company, the Participant’s Plan Accounts will continue to vest in accordance with Sections 4.06, 5.03 and 6.03.  If employee status is terminated prior to the date on which the Participant’s Plan Accounts have fully vested, all unvested portions of the Plan Accounts will be forfeited, unless otherwise determined by the Committee.

9.07                           Change in Control.  Upon the occurrence of a Change in Control of the Company, all amounts credited to any and all Plan Accounts of each Participant as of the effective date of such Change in Control shall become immediately 100% vested.  Notwithstanding anything to the contrary set forth in a Participant’s Annual Distribution Election Form or the Plan, upon the occurrence of a Change in Control, the Company will, or will cause a Participating Company to, distribute all previously undistributed Plan Accounts to Participants (or their estates, as the case may be).

9.08                           Unforeseeable Emergency.  In the event that a Participant experiences an Unforeseeable Emergency, the Participant may petition the Committee to receive a partial or full payout of amounts credited to one or more of the Participant’s Plan Accounts.  The Committee shall determine, in its sole discretion, whether the requested payout shall be made, the amount of the payout and the Plan Accounts from which the payout will be made; provided, however, that the payout shall not exceed the lesser of the Participant’s Aggregate Vested Balance or the amount reasonably needed to satisfy the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution.  In making its determination under this Section 9.08, the Committee shall be guided by the requirements of Section 409A of the Code and any other related prevailing legal authorities and the Committee shall take into account the extent to which a Participant’s Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by the liquidation by the Participant of his or her assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).  If, subject to the sole discretion of the Committee, the petition for a payout is approved, the payout shall be made within 90 days of the date of approval.

9.09                           Event of Taxation.  If, for any reason, all or any portion of a Participant’s benefit under the Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee for a distribution of the state, local or foreign taxes owed on that portion of his or her benefit that has become taxable.  Upon the grant of such a petition, which grant shall not be unreasonably withheld, a Participant’s Participating Company shall, to the extent permissible under Section 409A of the Code, distribute to the Participant immediately available funds in an amount equal to the state, local and foreign taxes owed on the portion of the Participant’s benefit that has become taxable (which amount shall not exceed a Participant’s unpaid Aggregate Vested Balance under the Plan).  If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant’s petition is granted.  Such a distribution shall affect and reduce the benefits to be paid under the Plan.

9.10                           Plan Termination.  In the event of a termination of the Plan as it relates to any Participant, all amounts credited to any and all Plan Accounts of such Participant as of the effective date of such termination shall be 100% vested.

Article 10

Termination and Amendment

10.01                     Termination.  Although the Company may anticipate that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future.  Accordingly, the Company reserves the right to discontinue its sponsorship of the Plan and to terminate the Plan, at any time, by action of its board of directors.  In addition, the Company may at any time terminate a Participating Company’s participation in the Plan.  Upon the termination of the Plan with respect to any Participating Company, subject to Section 8.03, all amounts credited to each of the Plan Accounts of each affected Participant shall be 100% vested and shall be paid to the Participant or, in the case of the Participant’s death, to the Participant’s estate, in a lump sum notwithstanding any elections made by the Participant, and the Annual Election Forms relating to each of the Participant’s Plan Accounts shall terminate upon full payment of such Aggregate Vested Balance, except that neither the Company nor any Participating Company shall have any right to so accelerate the payment of any amount to the extent such right would cause the Plan to fail to comply with, or cause a Participant to be subject to a tax under, the provisions of Section 409A of the Code.

10.02                     Amendment.  The Committee may, at any time, amend or modify the Plan in whole or in part with respect to any or all Participating Companies; provided, however, that (a) no amendment or modification shall be effective to decrease or restrict the value of a Participant’s Aggregate Vested Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Franchise Agreement as of the effective date of the amendment or modification, (b) no amendment or modification may be made if such amendment or modification would cause the Plan to fail to comply with, or cause a Participant to be subject to tax under the provisions of Section 409A of the Code, and (c) except as specifically provided in Section 10.01, no amendment or modification shall be made after a Change in Control which adversely affects the vesting, calculation or payment of benefits hereunder or diminishes any other rights or protections any Participant would have had but for such amendment or modification, unless each affected Participant consents in writing to such amendment.

10.03                     Effect of Payment.  The full payment of the applicable benefit under the provisions of the Plan shall completely discharge all obligations to a Participant and his or her estate under the Plan, and each of the Participant’s Annual Election Forms shall terminate.

Article 11

Claims Procedures

11.01                     Presentation of Claim.  Any Participant or estate of a deceased Participant (such Participant or estate being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.  If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant.  The claim must state with particularity the determination desired by the Claimant.  All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the Claimant.

11.02                     Notification of Decision.  The Committee shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:  (a) that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:  (i) the specific reason(s) for the denial of the claim, or any part of it; (ii) specific reference(s) to pertinent provisions of the Plan upon which  such denial was based; (iii)  description of any additional material or information necessary  for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and (iv) an explanation of the claim review procedure set forth in Section 11.03.

11.03                     Review of a Denied Claim.  Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim.  Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):  (a) may review pertinent documents; (b) may submit written comments or other documents; and/or (c) may request a hearing, which the Committee, in its sole discretion, may grant.

11.04                     Decision on Review.  The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee’s decision must be rendered within 120 days after such date.  Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:  (a) specific reasons for the decision; (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and (c) such other matters as the Committee deems relevant.

11.05                     Arbitration.  A Claimant’s compliance with the foregoing provisions of this Article 11 is a mandatory prerequisite to a Claimant’s right to commence any arbitration with respect to any claim for benefits under the Plan.  Any dispute, claim or controversy that may arise between a Participant and the Company or any other person (“Claims”) under the Plan is subject to arbitration, unless otherwise agreed to in writing by the Participant and the Company.  To the extent that such Claims are required to be arbitrated under the rules, constitutions, or by-laws of the FINRA, as amended form time to time, they will be arbitrated in accordance with the policies and procedures established by the FINRA.  If either the FINRA declines to administer an arbitration of any Claims or the FINRA rules do not allow for arbitration of any Claims, the Claims shall be finally decided by arbitration conducted pursuant to the Commercial Dispute Resolution Procedures of the American Arbitration Association (“AAA”), and its Supplementary Rules for Securities Arbitration, or other applicable rules promulgated by the AAA.  In addition, all claims, statutory or otherwise, which allege discrimination or other violation of employment laws, including but not limited to claims of sexual harassment, shall be finally decided by arbitration pursuant to the AAA unless otherwise agreed to in writing by a Participant and the Company.  By agreement of a Participant and the Company in writing, disputes may be resolved in arbitration by a mutually agreed-upon organization other than the FINRA or the AAA.  In consideration of the promises and the compensation provided in this Plan, neither a Participant nor the Company shall have a right (a) to arbitrate a Claim on a class action basis or in a purported representative capacity on behalf of any Participants, employees, applicants or other persons similarly situated; (b) to join or to consolidate in an arbitration Claims brought by or against another Participant, employee, applicant or the Participant, unless otherwise agreed to in writing by the Participant and the Company; (c) to litigate any Claims in court or to have a jury trial on any Claims; and (d) to participate in a representative capacity or as a member of any class of claimants in an action in a court of law pertaining to any Claims.  Nothing in this Plan relieves a Participant or the Company from any obligation the Participant or the Company may have to exhaust certain administrative remedies before arbitrating any claims or disputes under this Section 11.05.  Either a Participant or the Company may compel arbitration of any Claims filed in a court of law.  In addition, either a Participant or the Company may apply to a court of law for an injunction to enforce the terms of the Plan pending a final decision on the merits by an arbitration panel pursuant to this provision.  The Company shall pay all fees, costs or other charges charged by the AAA or any other organization administering arbitration proceeding agreed upon pursuant to this Article 11 that are above and beyond the filing fees of the federal or state court in the jurisdiction in which the dispute arises, whichever is less.  A Participant or the Company shall each be responsible for their own costs of legal representation, if any, except where such costs of legal representation may be awarded as a statutory remedy by the arbitrator.  Any award by an arbitration panel shall be final and binding upon a Participant or the Company.  Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets.  This provision is covered and enforceable under the terms of the Federal Arbitration Act.

Article 12

Trust

12.01                     Establishment of the Trust.  The Company may establish one or more Trusts to which the Participating Companies may transfer such assets as the Participating Companies determine in their sole discretion to assist in meeting their obligations under the Plan.

12.02                     Interrelationship of the Plan and the Trust.  The provisions of the Plan and the relevant Annual Enrollment Materials shall govern the rights of a Participant to receive distributions pursuant to the Plan.  The provisions of the Trust shall govern the rights of the Participating Companies, Participants and the creditors of the Participating Companies to the assets transferred to the Trust.

12.03                     Distributions from the Trust.  Each Participating Company’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Participating Company’s obligations under this Agreement.

Article 13

Miscellaneous

13.01                     Status of Plan.  The Plan is intended to be (a) a plan that is not qualified within the meaning of Section 401(a) of the Code and (b) a plan that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee” within the meaning of ERISA Sections 201(2), 301(a)(3) and
401(a)(1).  The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.  All Plan Accounts and all credits and other adjustments to such Plan Accounts shall be bookkeeping entries only and shall be utilized solely as a device for the measurement and determination of amounts to be paid under the Plan.  No Plan Accounts, credits or other adjustments under the Plan shall be interpreted as an indication that any benefits under the Plan are in any way funded.

13.02                     Section 409A of the Code.  It is intended that the Plan (including all amendments thereto) comply with provisions of Section 409A of the Code, so as to prevent the inclusion in gross income of any benefits accrued hereunder in a taxable year prior to the taxable year or years in which such amount would otherwise be actually distributed or made available to the Participants.  The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.  Notwithstanding the terms of Sections 4.08, 5.05 and 6.05, and Article 9, to the extent that a distribution to a Participant who is a Specified Employee at the time of separation from service is required to be delayed by six months pursuant to Section 409A of the Code, distribution shall be made no earlier than the six-month anniversary of the Participant’s Termination of Employment.  For purposes of the preceding sentence, “Specified Employee” shall mean a key employee as defined under Section 409A of the Code and Section 416(i) of the Code (without regard to paragraph (5) thereof) of the Company (or a controlled group member); the determination of Specified Employees will be based upon a 12-month period ending December 31st of each year, and Participants who are Specified Employees during such 12-month period will be treated as Specified Employees for the 12-month period beginning the next following April 1st.

13.03                     Securities Matters.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws.  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded.  The Committee may require, as a condition to the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

13.04                     Unsecured General Creditor.  Participants and their estates, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of a Participating Company.  For purposes of the payment of benefits under the Plan, any and all of a Participating Company’s, assets, shall be, and remain, the general, unpledged unrestricted assets of the Participating Company.  A Participating Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

13.05                     Other Benefits and Agreements.  The benefits provided for a Participant under the Plan are in addition to any other benefits available to such Participant under any other plan or program for financial advisors of the Participant’s Participating Company.  The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

13.06                     Participating Company’s Liability.  A Participating Company’s liability for the payment of benefits shall be defined only by the Plan and the Annual Election Form, as entered into between the Participating Company and a Participant.  A Participating Company shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Annual Election Form.

13.07                     Nonassignability.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

13.08                     Prior Beneficiary Designations Void.  Any beneficiary designations made under the Plan or any predecessor arrangement thereto shall be null and void, and of no effect as of January 1, 2009.  Following the death of a Participant, any payments to be made to the Participant shall be made to such Participant’s estate.  In the case of a Participant who made a beneficiary designation prior to the effective date hereof and who dies on or before December 31, 2008, references herein to the Participant’s estate shall refer to the Participant’s beneficiary or beneficiaries, and any payment to be made to such Participant shall be made in accordance with such Participant’s prior beneficiary designation.

13.09                     No Right to Service.  Nothing in the Plan or any Annual Election Form shall be deemed to give a Participant the right to continue to be retained in the service of the Company or any Participating Company.

13.10                     Furnishing Information.  A Participant or his or her estate will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

13.11       Terms.  Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

13.12       Captions.  The captions of the articles, sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

13.13       Governing Law.  Subject to ERISA, the provisions of the Plan shall be construed and interpreted according to the internal laws of the State of Delaware without regard to its conflicts of laws principles.

13.14       Notice.  Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Ameriprise Financial, Inc.

360 Ameriprise Financial Center

Minneapolis, Minnesota 55474

Attn:  Vice President, Benefits

with a copy to:

General Counsel’s Office

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark or the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under the Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

13.15       Successors.  The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant’s estate, heirs and assigns.

13.16       Spouse’s Interest.  The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

13.17       Validity.  In case any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

13.18       Incompetent.  If the Committee determines in its discretion that a benefit under the Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person.  The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.  Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s estate, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

13.19                     Insurance.  The Company, on its own behalf or on behalf of the trustee of the Trust, and, in its sole discretion, may, or may cause a Participating Company to, apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose.  The Company, the Participating Company or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance.  The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Company or a Participating Company, as the case may be, shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Company or such Participating Company has applied for insurance.

13.20                     Legal Fees to Enforce Rights After Change in Control.  The Company is aware that upon the occurrence of a Change in Control, the Board (which might then be composed of new members) or a shareholder of the Company, or of any successor corporation might then cause or attempt to cause the Company or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company to institute, or may institute, arbitration or litigation seeking to deny Participants the benefits intended under the Plan.  In these circumstances, the purpose of the Plan could be frustrated.  Accordingly, if, following a Change in Control, it should appear to any Participant that the Company or any successor corporation or any Participating Company or successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, a Participating Company or any other person takes any action to declare the Plan void or unenforceable or institutes any arbitration, litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the applicable Participating Company irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participating Company to represent such Participant in connection with the initiation or defense of any arbitration, litigation or other legal action, whether by or against the Company, the Participating Company or any director, officer, shareholder or other person affiliated with the Company, the Participating Company or any successor thereto in any jurisdiction; provided, however, that in the event that the trier in any such legal action determines that the Participant’s claim was not made in good faith or was wholly without merit, the Participant shall return to the Company any amount received pursuant to this Section 13.20.

13.21                     Electronic Documents Permitted.  Subject to applicable law, Election Forms, Annual Enrollment Materials, and other forms or documents may be in electronic format or made available through means of online enrollment or other electronic transmission.

*  *  *  *  *

Ameriprise Financial

Deferred Compensation Plan

for Independent Financial Advisors

Schedule A

April 23, 2008

Participating Companies

•                  Ameriprise Bank, FSB

•                  Ameriprise Enterprise Investment Services, Inc.

•                  Ameriprise Financial Services Inc.

•                  RiverSource Distributors, Inc.

•                  RiverSource Investments, LLC

•                  RiverSource Service Corporation

•                  RiverSource Life Insurance Company

•                  RiverSource Life Insurance Co. of New York

•                  IDS Property Casualty Insurance Company

•                  Ameriprise Trust Company